Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY)

Who We Are

Imprimis Pharmaceuticals, Inc. (Imprimis) is a specialty pharmaceutical company focused on the commercial development of compounded drug formulations. Imprimis expects to use its proprietary Accudel™ drug delivery technologies, proprietary drug formulations, and market data obtained through its exclusive relationship with Professional Compounding Centers of America (PCCA), to identify and pursue pharmaceutical development opportunities where there are significant unmet medical needs utilizing the 505(b)(2) FDA regulatory pathway.

Imprimis’ most near term drug candidate, Impracor™, utilizes its patented Accudel topical cream formulation to enable highly targeted site-specific treatment. Impracor, which is a Phase III clinical trial pain product candidate, delivers the active drug (API), ketoprofen, a non-steroidal anti-inflammatory drug (NSAID), through the skin directly into the underlying tissues where the drug exerts its localized anti-inflammatory and analgesic effects.

While many specialty pharmaceutical companies have commercialized innovation from pharmaceutical compounders for single drug development opportunities, through its exclusive relationship with PCCA, the largest compounding pharmacy organization in North America, Imprimis is positioned to monetize an extensive library of proprietary pharmaceutical intellectual property. Imprimis is in the process of analyzing the PCCA development assets and expects to begin additional internal development projects over the next three years, while at the same time seeking partnerships and out-licensing opportunities for projects that are better suited to be developed outside of the Imprimis organization.

The Imprimis Team

Management:

•

Mark L. Baum, JD, C.E.O. and Co-Founder

•

Balbir Brar, Ph.D., D.V.M., Senior Advisor, Pre-Clinical Development

•

Joachim P.H. Schupp, M.D., Chief Medical Officer

•

Andrew R. Boll, VP, Accounting & Public Reporting

•

Biographies: http://imprimispharma.com/about-imprimis/management/

Board of Directors:

•

Robert J. Kammer, D.D.S., Chairman of the Board and Co-Founder

•

Mark L. Baum, JD, C.E.O.

•

Jeff Abrams, M.D., M.P.H., Independent Director

•

Paul Finnegan, M.D., M.B.A, Independent Director

•

Stephen G. Austin, C.P.A., Independent Director, Audit Committee Chairman

•

Gus S. Bassani, Pharm.D, Independent Director

•

Biographies: http://imprimispharma.com/about-imprimis/board-of-directors/

Science and Regulatory Advisory Board:

•

Roy D. Altman, M.D.

•

Lee S. Simon, M.D.

•

Marc C. Hochberg, M.D., M.P.H.

•

Gerald J. Yakatan, Ph.D.

•

Allan Green, M.D., Ph.D., JD

•

Roland W. Moskowitz, M.D.

•

Biographies: http://imprimispharma.com/about-imprimis/science-regulatory-advisory-board/

May 2013

Corporate Accomplishments to Date

2011: The predecessor company to Imprimis (Transdel) is rescued from Chapter 11 bankruptcy by its current C.E.O., who with the current Chairman of the Board of Directors, secured an initial investment of approximately $1M from a group of strategic investors (including themselves) and facilitated the dismissal of the bankruptcy case.

2012: Imprimis took major steps forward as debt was reduced to a nominal amount, new management was hired, a new Board of Directors was appointed, and a science and regulatory advisory board was formed. Imprimis conducted an intensive retrospective analysis of the Impracor development program and began the process of developing a clinical approach to achieve U.S. Food and Drug Administration (FDA) approval for Impracor. In April, Imprimis closed a $7.9M private placement equity raise through its friends and family network. In August, Imprimis secured a key relationship to assist it in executing its unique business model when it received a strategic investment from PCCA ($4M) and formed a development alliance with PCCA to commercialize PCCA’s proprietary library of compounded drug formulations. PCCA is currently the largest supplier to the compounding pharmacy industry in North America and owns approximately 9.4% of Imprimis’ outstanding shares as of May 2013.

2013: In February, Imprimis executed a second strategic agreement with PCCA, incenting PCCA to refer innovation from PCCA’s members to Imprimis.  Also in February, Imprimis closed an underwritten public offering of 2,116,000 shares of its common stock with net proceeds to it of approximately $9.5M. The offering also included an “uplisting” of Imprimis common stock (IMMY) to The NASDAQ Capital Markets exchange. Since the dismissal of the Chapter 11 bankruptcy case in December 2011, current management has brought in excess of $20M in new equity capital to Imprimis. Moreover, the new capital raised through the equity offerings has allowed management to eliminate historical debt amounts and bring the cash balance to approximately $19M as of March 31, 2013.

Recent Equity Financings
Date	Price/Share	Net Capital Raised
Feb/Mar 2013	$5.25	$9,500,000
Aug 2012	$4.80	$4,000,000
April 2012	$3.95	$7,900,000

What Investors Should Expect

Upcoming 2013 Corporate Milestones & Guidance:

•

Imprimis continues to be focused on pursuing the Impracor clinical development program and monetizing its portfolio of PCCA  development assets.

•

Imprimis expects to begin internal development projects involving product development candidates from the PCCA relationship.

•

Along with adding members to the Imprimis senior management team, Imprimis and PCCA expect to continue to work diligently to identify appropriate growth channel candidates that represent considerable addressable market opportunities. Imprimis expects that it will be well positioned to begin the development process on some of these assets and to seek out strategic commercial relationships with other programs that it determines are better suited for development outside the Imprimis organization.

•

Imprimis expects to enroll the first patient in the Impracor Phase III trial during the third quarter of 2013.

•

Imprimis expects to use cash for operations, including the Impracor Phase III trial, and PCCA-related development opportunities. As of March 31, 2013, Imprimis expects to spend approximately $10.7M in expenses over the following 12 months, most of which will be related to the Impracor Phase III trial.

May 2013

Imprimis Strategy: Laser Focused on the 505(b)(2) Regulatory Pathway

Imprimis expects that the commercialization of all its development assets will use the FDA’s Section 505(b)(2) development pathway.  It believes that this comparatively efficient New Drug Application (NDA) pathway will allow Imprimis to accelerate the approval process and reduce costs relative to its current and potential drug candidate programs. Simply put, it expects that the Section 505(b)(2) process will cost less and take less time than the Section 505(b)(1) New Chemical Entity (NCE) pathway.

How the Accelerated, Cost-Efficient 505(b)(2) Pathway Works

Section 505(b)(2) was enacted as part of the Drug Price Competition and Patent Term Restoration Act of 1984, otherwise known as the Hatch-Waxman Act. Section 505(b)(2) is an alternate path to FDA approval for new drug formulations of previously approved products. Section 505(b)(2) permits the submission of a NDA where at least some of the information required for approval comes from studies not conducted by or for the applicant and for which the applicant has not obtained a right of reference. The Hatch-Waxman Act also permits the applicant to rely upon certain published nonclinical or clinical studies conducted for an approved product or the FDA’s conclusions from prior review of such studies. Approval can rest in part on data already accepted by the FDA or otherwise available in the public domain. The FDA may also require companies to perform additional studies or measurements to support any changes from the approved product. The FDA may then approve the new product for all or some of the label indications for which the referenced product has been approved, as well as for any new indication sought by the Section 505(b)(2) applicant. While references to nonclinical and clinical data not generated by the applicant or for which the applicant does not have a right of reference are allowed, all development, process, stability, qualification and validation data related to the manufacturing and quality of the new product must be included in an NDA submitted under Section 505(b)(2).  As a result, fewer and smaller studies may be required with the Section 505(b)(2) pathway, thus mitigating costs and shortening development time.

Who is PCCA?

PCCA is the largest supplier to the compounding pharmacy industry in North America. PCCA has approximately 3,900 member pharmacies in the US and Canada and supplies chemicals, equipment, accredited training, software, and business/pharmacy consulting assistance. Imprimis’ PCCA relationship provides it with exclusive access to proprietary and established drug formulations, drug delivery technologies (Lipoderm® and others), market data (over 100,000 inbound calls per year from PCCA members requesting formulation consulting), and robust analytics. Through an exclusive agreement with PCCA, in perpetuity, Imprimis has the first right of refusal on any commercial prescription drug product development opportunities from PCCA. For more information regarding PCCA, please visit their website:  http://www.pccarx.com/about-pcca/.

A Primer on Pharmaceutical Compounding

Pharmacy compounding is the art and science of preparing personalized medications for patients. Compounded medications are “made from scratch” – individual ingredients are mixed together in the exact strength and dosage form prescribed by the physician for a patient. This method allows the compounding pharmacist to work with the prescribing physician to customize a medication to meet the patient’s specific needs.  At one time, nearly all prescriptions were compounded. With the advent of mass drug manufacturing in the 1950s and ‘60s, compounding rapidly declined. The pharmacist’s role as a preparer of medications quickly changed to that of a dispenser of manufactured dosage forms, and most pharmacists no longer were trained to compound medications. However, the “one-size-fits-all” nature of many mass-produced medications meant that some patients’ needs were not being met. Compounding has experienced a resurgence as modern technology and innovative techniques and research have allowed more pharmacists to customize medications to meet specific patient needs.  Trained PCCA member pharmacists can now personalize medicine for patients who need specific strengths, dosage forms, flavors, and ingredients, including the exclusion of certain components from medications due to allergies or other sensitivities.

Imprimis Growth Strategy: Commercializing Compounding Drug Formulations

Imprimis expects its exclusive alliance with PCCA to be a cornerstone of its growth. In addition to the $4M equity investment made in Imprimis by PCCA in August 2012, Gus Bassani, VP of R&D and Formulations, PCCA, currently serves on Imprimis’ Board of Directors. Imprimis expects to identify an initial round of product development candidates from this relationship in 2013.

May 2013

Monetizing the Imprimis Growth Channel with PCCA

•

Step 1: Imprimis has constructed an opportunity development and licensing matrix in order to assess its development assets based on drug administration and health category. In terms of the types of drug administration, it is analyzing various administration modalities including topical, IV/IM, suppository, intra-oral, intra-vaginal, buccal, and ocular. Health categories include women’s health, men’s health, GI, pain, dental, pediatrics, and animal.

•

Step 2: Imprimis expects to review intellectual property, chemistry, manufacturing & controls issues (including access to the FDA’s Drug Master File (DMF)), the market (competition, dollar size, number of annual prescriptions, refill data), reimbursement information, and trial design and execution considerations when considering development opportunities. It expects its analysis to permit it to reach initial conclusions as to whether a product candidate should be developed internally or whether it should focus on out-licensing or partnering opportunities.

Impracor: Lead Phase III Product Candidate

The FDA has required two adequate and well-controlled Phase III clinical trials and one safety study related to contact sensitivity for Impracor before Imprimis can submit a NDA under Section 505(b)(2) of the Hatch-Waxman Act of 1984. It expects to begin to enroll its first Phase III clinical trial for Impracor beginning in the third quarter of 2013. Imprimis is seeking a label for Impracor for the treatment of sprains, strains and joint pain. The first Phase 3 clinical study is designed to study the efficacy and safety of Impracor vs. placebo in patients with an acute pain (flare) associated with osteoarthritis (OA) of the knee. Approximately 350 patients will be recruited at clinical centers in the USA for this randomized, double-blind placebo controlled clinical trial with clinical endpoints measured over a 14 day duration. Imprimis also plans to conduct another Phase III clinical trial for the treatment of sprains, strains and soft tissue injuries. If FDA approved, Imprimis believes it would possess the best-in-class product within the topical NSAID market.

Imprimis believes that if FDA approved in the US, Impracor could be:

•

Lowest volume per dose

•

First and only cream-based formulation

•

First and only COX-1 selective topical NSAID

•

First and only non-patch topical NSAID for acute indications

According to the Symphony Health Solutions PHAST database, topical NSAID prescriptions in the U.S. are primarily prescribed for acute indications. This practice also reflects the European experience with topical NSAIDs, including ketoprofen based formulations, implying that topical NSAID therapy is best used for short periods during flare-ups of OA.  S. Cooper BMJ 2004;329:304–5

Impracor’s Delivery System: Accudel™

A successful topical NSAID requires not only efficacy at the target site, but the ability to reach that site by direct, targeted transport to the tissue. Imprimis’s proprietary Accudel topical drug delivery system is the important differentiator. The Accudel topical drug delivery system is a patented formulation which provides for the topical delivery of high percentage formulations of drugs, both small and large molecules, by a route that avoids first pass metabolism and significant systemic exposure. Accudel contains penetration enhancers which function synergistically to provide for rapid, but controlled transport of an active medication from the Accudel cream onto the skin and into the underlying soft tissue. Accudel is biodegradable and has low toxicity. Accudel is made of non-immunogenic components, is thermodynamically stable and is quickly absorbed, as well as being aesthetically pleasing.

The Topical NSAID Competitive Landscape

If Impracor is approved for sale by the FDA, Imprimis hopes to take market share from the category leader, Voltaren Gel, as well as Pennsaid (OA) and Flector Patch (soft tissue injuries), and by securing the existing market for the compounded version of Impracor, which is being created and sold nationally at compounding pharmacies. Imprimis also believes that due to Impracor’s superior characteristics relative to the current topical analgesic participants, as well as the market need for an effective topical NSAID, the overall market for topical NSAIDs could expand.  Expansion of the US topical NSAID market would likely reduce market share from the $10B+ oral-based US NSAID market segment.

May 2013

All incumbents in the US topical NSAID category use diclofenac as an active ingredient. This class is dominated by Voltaren Gel. Imprimis believes that Impracor could be the best-in-class topical NSAID if FDA approved. Its assessment of the market indicates that the $10B+ US NSAID market (oral and topical) is transitioning to topicals and that Voltaren Gel (1% diclofenac) enjoys about 75% of the current prescription volume. Imprimis believes that Impracor could be superior to Voltaren Gel due to several distinct competitive advantages, starting with Impracor’s usage of the Accudel delivery system. Review articles have shown that topical ketoprofen has a consistent treatment effect. Treatment effect is the average difference in outcomes in a controlled experiment between the active and control groups. Studies have shown that different NSAIDs have different efficacy, with ketoprofen being significantly better than all others in indirect comparison (Mason et al 2004 Topical NSAIDs for acute pain: a meta-analysis. BMC Family Practice 2004, 5:10 and National Instiutute for Health and Care Excellence (NICE) Clinical Knowledge Summary for Sprains and Strains, October 2012) Impracor, which is a cream, contains 10% of the active ingredient, has a neutral smell and absorbs rapidly.  Based on these collective advantages, Imprimis believes that, if FDA approved, Impracor could be the best-in-class topical NSAID product.

While topical ketoprofen is one of the more widely used NSAIDs in pain management in Europe, topical formulations of ketoprofen are not currently available in the United States unless prescribed by a physician and specially prepared by a compounding pharmacy. Fundamentally, Imprimis believes that acceptance of topical rather than oral NSAID therapy is expected to continue to grow. Moreover, Imprimis believes the incumbent drugs in this category are highly susceptible to competitive encroachment, especially from a drug that offers superior performance characteristics and dosing advantages.

Topical NSAIDs vs. Orals: An Evolving Landscape

Topical formulations first gained US FDA approval in 2007. Imprimis estimates that the compounded annual growth rate in the topical NSAID market since 2007 is over 30%,  with Voltaren gel leading the category. Imprimis believes that rheumatologists and primary care doctors would like an additional topical NSAID in their armamentarium, and that if Impracor is approved, the market for topical NSAIDs could develop even more rapidly.

Currently, an analog of Impracor is being sold by compounding pharmacists throughout the country.  Imprimis believes that the compounding pharmacy industry has essentially established a market for Impracor by creating demand for its product, and hopes that it will benefit from this demand once Impracor is FDA approved.  Imprimis believes that physicians are more likely to write prescriptions for an FDA approved drug (Impracor) over a compounded drug, and that patients will prefer insurance reimbursement as opposed to paying cash out of pocket, as is typically required for compounded drugs.   If Impracor is approved by the FDA, compounding pharmacies could use Impracor instead of their compounded ketoprofen formulations, creating revenue for both Imprimis and the compounding pharmacist and a variety of good choices for the patient.

Conclusion

Imprimis is a company with a unique vision to commercialize compounded drug formulations. This vision is supported by key long term strategic relationships with leaders in the compounding pharmacy industry. Imprimis, through the leadership of its senior management team, is well structured, well capitalized and positioned to take advantage of near term and longer term catalysts.

Contact Information

For more information please contact Josh Berg, Director, Capital Markets and Investor Relations, Imprimis Pharmaceuticals, Inc., at (858) 704-4044 or josh@imprimispharma.com.

Imprimis’ executive offices are located at 12626 High Bluff Drive, Suite 150, San Diego, CA 92130 and our telephone number is (858) 704-4040. Its website address is www.imprimispharma.com.

May 2013

Forward Looking Statements

This document contains forward looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this document that are not historical facts may be considered such "forward looking statements." In some cases, you can identify forward-looking statements by terminology such as “may”, “could”, “would”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  Forward looking statements are based on management's current preliminary expectations and are subject to risks and uncertainties which may cause the Company’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include the difficulties related to the Company’s ability to obtain regulatory approval to market Impracor™, capitalize on its perceived potential benefits arising from its relationship with Professional Compounding Centers of America, Inc., leverage compounded generic drugs to create a development pipeline and otherwise pursue its business plan, and leverage its Accudel technology in the development of potential product candidates.  In addition, the outcome of the final analyses of the data from the past and future Phase 3 clinical trial may vary from the Company’s initial conclusions, the FDA may not agree with the Company’s interpretation of such results or may challenge the adequacy of the Company’s future Impracor clinical trial design or the execution of the same clinical trials, the FDA may require the Company to complete additional clinical trials for Impracor before the Company can submit a 505(b)(2) NDA application, the results of any future clinical trials may not be favorable and the Company may never receive regulatory approval for Impracor™, the Company may be unable to raise additional funding to complete its product development plans, or be unable to acquire, develop or commercialize new products and or enter into strategic alliances and transactions.  Other risks include uncertainties inherent in pre-clinical studies and clinical trials, difficulties in conducting its clinical trials, unexpected new data, safety and technical issues, competition and market conditions.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, given these risks and uncertainties. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this document to reflect events or circumstances after the date hereof.

More detailed information about Imprimis and the risk factors that may affect the realization of forward-looking statements is set forth in Imprimis Pharmaceuticals, Inc.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC. Such documents may be read free of charge on the SEC’s web site at www.sec.gov.

May 2013